Exhibit 99.2
                   FORD NEWS RELEASE


Media Information Center, 14441 Rotunda Drive, Suite 185, Dearborn, MI 48120
Telephone: (800) 665-1515; Fax: (313) 845-7512
Internet: http://media.ford.com

Contact:      Media Inquiries   Securities Analysts     Shareholder Inquiries
              Jim Cain          Mike Holland            (800) 555-5259 or
              313-322-3428      313-323-8221            (313) 845-8540

For Release October 18, 1999.

FORD EARNS $1.1 BILLION IN THIRD QUARTER, UP 11 PERCENT; 14TH CONSECUTIVE QUARTER OF IMPROVEMENT

DEARBORN, MI, October 18, 1999 -- Ford Motor Company [NYSE: F] today reported record third quarter earnings of $1,114 million, or 90 cents per diluted share of common and Class B stock, up 11 percent -- the company's 14th consecutive quarter of improved operating earnings. These earnings include a non-recurring profit reduction of $125 million to adjust post-retirement healthcare and life insurance liabilities at Visteon Automotive Systems to reflect an actuarial valuation completed during the third quarter of 1999. Third quarter 1998 earnings were $1,001 million, or 80 cents per diluted share.

For the first nine months of 1999, Ford reported record earnings of $5,431 million, or $4.39 per diluted share. In the first nine months of 1998, Ford earned $21,028 million, including a non-cash gain of $15,955 million resulting from the spin-off of The Associates and Ford's share of The Associates earnings of $177 million. Excluding these items, Ford earned $4,896 million in the period.

"We continued our strong earnings momentum, despite very competitive markets worldwide, by building our brands, leveraging the synergies offered by our global scale and maintaining a rigorous cost discipline," said Jac Nasser, president and chief executive officer. "Our consumer strategy will build consumer loyalty to our broad portfolio of products and services and grow the company from today's very strong base. We are transforming Ford to maximize the returns on our brand, manufacturing and technology investments to add superior shareholder value."

Ford continues to strengthen its portfolio of brands, and took several initiatives in the third quarter, and early in the fourth quarter, that will sharpen the company's consumer focus and build shareholder value.

These include:

o Establishing strategic business units to accelerate the company's consumer-driven transformation and growth strategy.

o Negotiating new tentative labor agreement with the United Auto Workers and ratified contract with the Canadian Auto Workers.

o    Increasing the common and Class B stock dividend by nine percent.

o Creating a marketing alliance with The Hartford and Ford Credit to offer Ford Motor Company-branded insurance products for Ford, Lincoln and Mercury owners.

o Becoming Microsoft Corp.'s first partner in a proposed new MSN CarPoint joint venture that will create a better way for consumers to configure and order vehicles on the Internet.

o Achieving more than half a million confirmed customer orders in Europe for the Ford Focus less than 12 months since its introduction.

o    Establishing a new Jaguar Formula One racing team.

o Launching two all-new models in North America -- the Ford Focus and Ford Excursion - and unveiling a re-styled and upgraded 2000-model year Ford Fiesta at the Frankfurt Motor Show.

o Signing a cooperative agreement with PSA Peugeot Citroen to develop direct-injection diesel engines for passenger cars and commercial vehicles in Europe.

AUTOMOTIVE OPERATIONS
Net income from worldwide automotive operations was $690 million in the third quarter of 1999, including the $125 million adjustment for retiree benefits. This compares with earnings of $646 million in the third quarter of 1998.

For the first nine months of 1999, net income from automotive operations was $4,272 million, including the retiree benefits adjustment, compared with net income of $3,932 million in the year-ago period.

Automotive revenue in the third quarter of 1999 was $31.3 billion, up $4.8 billion. After-tax return on sales (ROS) was 2.2 percent in the third quarter, down 0.3 points. The decline was more than accounted for by the retiree benefit adjustment. For the first nine months, automotive revenue was $99.2 billion, up $12.3 billion. ROS was 4.3 percent, compared with an ROS of 4.6 percent in the first nine months of 1998.

At the end of the third quarter, automotive cash was a record $25.7 billion, up from $22.9 billion in the same period a year ago. Net cash was $12.9 billion, down from $13.1 billion a year ago. Ford's strong operating cash flow largely offset the company's spending on acquisitions.

Total costs were down $300 million in the quarter, marking Ford's eleventh consecutive quarter in which total costs were lower at constant volume and mix, compared with the year-ago period. In the first nine months of 1999, Ford reduced its total costs by $700 million at constant volume and mix.

North America: Automotive earnings were $1,004 million in the third quarter of 1999, up $104 million, or 12 percent from a year ago. Ford's third quarter ROS in North America was 4.5 percent, equal to 1998.

Nine-month earnings were a record $4,561 million in 1999, versus $3,565 million in the same period a year ago, up 28 percent. For the first nine months of 1999, ROS was 6.3 percent, up 0.6 points compared with 1998.

Record Ford Motor Company and industry sales in the United States in the first nine months of the year have been driven by a firm job market, good income growth, relatively high consumer confidence levels and low borrowing costs. In addition to higher volumes, Ford's year-to-date and third quarter results reflect an improved mix of light trucks and luxury cars, and lower total costs, offset in the third quarter by costs related to employee separation programs.

Europe: Automotive results were a loss of $171 million in the third quarter of 1999, compared with a loss of $273 million in the year-ago period.

For the first nine months of 1999, automotive earnings in Europe were $83 million. In the first nine months of 1998, Ford earned $267 million. Based on the present forecast, Ford does not expect to achieve its 1999 milestone for Europe to improve operating earnings year-over-year. The lower nine month results reflect lower volumes, vehicle mix and market share for Ford-branded vehicles, primarily Mondeo and Fiesta, offset partially by lower total costs, the success of the Ford Focus, improved results at Jaguar and the contribution of Volvo Car. The improvement in third quarter results reflect lower costs and improved share of premium vehicle segments, offset partially by lower share for Ford-branded vehicles.

South America: Automotive results were a loss of $72 million in the third quarter of 1999, compared with a loss of $44 million a year ago. For the first nine months of 1999, Ford lost $357 million in South America, compared with a loss of $75 million in the same period a year ago.

Ford's sales volume in South America in both the third quarter and the first nine months of 1999 continue to be adversely impacted by the weak local economy of Brazil, the largest vehicle market in the region. Ford has also suffered periodic work stoppages in Brazil. Nevertheless, Ford remains committed to the region, and expects to break ground on a new assembly plant in the Brazilian state of Bahia in the fourth quarter. This plant will utilize state of the art technology and manufacturing processes to build an all new vehicle.

VISTEON AUTOMOTIVE SYSTEMS
In the third quarter of 1999, Visteon Automotive Systems earned $155 million and ROS was 3.6 percent. These earnings exclude the effect of the adjustment for retiree benefits which has been reflected retroactively in Visteon's financial statements. In the third quarter of 1998, Visteon earned $148 million and ROS was 3.6 percent. Visteon's earnings are included in Ford's current and historical automotive results.

For the first nine months of 1999, Visteon earned $640 million, excluding the retiree benefits adjustment, and ROS was 4.5 percent. Year-to-date, Visteon also won future new business contracts worth $1.7 billion annually. Non-Ford customers account for 36 percent of the new business contracts. In the first nine months of 1998, Visteon earned $574 million and ROS was 4.3 percent.

FORD CREDIT
Ford Credit earned $317 million in the third quarter of this year, up $45 million, or 16 percent, from a year ago. Earnings in the first nine months of 1999 were $952 million, up $102 million, or 12 percent, compared with a year ago. Compared with the third quarter of 1998, the increase in earnings reflects higher financing volumes and improved credit loss performance, offset partially by costs related to employee separation programs.

HERTZ
The Hertz Corporation [NYSE: HRZ] earned a record $139 million in the third quarter of 1999, compared with $119 million a year ago. Ford's share of Hertz' third quarter 1999 earnings was $113 million. In the first nine months of 1999, Hertz earned a record $276 million, up $47 million; Ford's share was $224 million.

                                      # # #


                                                   Ford Motor Company and Subsidiaries

                                                               HIGHLIGHTS
                                                               ----------

                                                                 Third Quarter                          Nine Months
                                                            ----------------------------          ---------------------------
                                                               1999            1998                 1999            1998
                                                            ------------    ------------          ------------   ------------
                                                                   (unaudited)                          (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                 1,050             993                 3,507          3,174
- Outside North America                                           549             496                 1,795          1,835
                                                                -----           -----                 -----          -----
    Total                                                       1,599           1,489                 5,302          5,009
                                                                -----           -----                 -----          -----
                                                                -----           -----                 -----          -----

Sales and revenues (in millions)
- Automotive                                                $  31,338       $  26,494             $  99,192      $  86,879
- Financial Services                                            6,635           6,146                18,948         19,634
                                                            ---------       ---------             ---------      ---------
    Total                                                   $  37,973       $  32,640             $ 118,140      $ 106,513
                                                            ---------       ---------             ---------      ---------
                                                            ---------       ---------             ---------      ---------

Net income (in millions)
- Automotive                                                $     690       $     646             $   4,272      $   3,932
- Financial Services (excl. The Associates)                       424             355                 1,159            964
                                                            -----------     ---------             ---------      ---------
   Subtotal                                                     1,114           1,001                 5,431          4,896
- The Associates                                                    -               -                     -            177
- Gain on spin-off of The Associates                                -               -                     -         15,955
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   1,114       $   1,001             $   5,431      $  21,028
                                                            ---------       ---------             ---------      ---------
                                                            ---------       ---------             ---------      ---------


Capital expenditures (in millions)
- Automotive                                                $   1,931       $   1,908             $   5,024      $   5,668
- Financial Services                                              150             147                   435            398
                                                            ---------       ---------             ---------      ---------
    Total                                                   $   2,081       $   2,055             $   5,459      $   6,066
                                                            ---------       ---------             ---------      ---------
                                                            ---------       ---------             ---------      ---------

Automotive capital expenditures as a
 percentage of sales                                              6.2%            7.2%                  5.1%           6.5%

Stockholders' equity at September 30
- Total (in millions)                                       $  26,921       $  23,718             $  26,921     $   23,718

- After-tax return on Common and
   Class B stockholders' equity                                  16.8%           17.2%                 28.7%          28.0%

Automotive net cash at September 30
 (in millions)
- Cash and marketable securities                            $  25,703       $  22,911             $  25,703      $  22,911
- Debt                                                         12,819           9,822                12,819          9,822
                                                            ---------       ---------             ---------      ---------
   Automotive net cash                                      $  12,884       $  13,089             $  12,884      $  13,089
                                                            ---------       ---------             ---------      ---------
                                                            ---------       ---------             ---------      ---------

After-tax return on sales
- North American Automotive                                       4.5%            4.5%                  6.3%           5.7%
- Total Automotive                                                2.2%   *        2.5%                  4.3%   *       4.6%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                    1,209           1,212                 1,210          1,211
- Number outstanding at September 30                            1,208           1,210                 1,208          1,210

Common Stock price (per share)
(adjusted to reflect The Associates
 spin-off)
- High                                                      $58-5/8         $61-7/16              $67-7/8        $61-7/16
- Low                                                        46-1/4          40-5/8                46-1/4         28-15/32

AMOUNTS PER SHARE OF COMMON AND CLASS B
 STOCK AFTER PREFERRED STOCK DIVIDENDS

Income assuming dilution
- Automotive                                                $    0.56       $    0.52             $    3.45      $    3.16
- Financial Services (excl. The Associates)                      0.34            0.28                  0.94           0.78
                                                            ---------       ---------             ---------      ---------
   Subtotal                                                      0.90            0.80                  4.39           3.94
- The Associates                                                    -               -                     -           0.14
- Premium on Series B Preferred Stock repurchase                    -               -                     -          (0.07)
- Gain on spin-off of The Associates                                -               -                     -          12.89
                                                            ---------       ---------             ---------      ---------
    Total                                                   $    0.90       $    0.80             $    4.39      $   16.90
                                                            ---------       ---------             ---------      ---------
                                                            ---------       ---------             ---------      ---------


Cash dividends                                              $    0.46       $    0.42             $    1.38      $    1.26
_ _ _ _ _
*  Total Automotive after-tax return on sales, excluding a $125 million profit reduction for Visteon postretirement health care and life insurance liabilities, was 2.6% in the third quarter of 1999 and 4.5% for the first nine months of 1999.

                                                   Ford Motor Company and Subsidiaries

                                                           VEHICLE UNIT SALES
                                                           ------------------

                                            For the Periods Ended September 30, 1999 and 1998
                                                             (in thousands)



                                                       Third Quarter                           Nine Months
                                                 ------------------------              --------------------------
                                                  1999            1998                  1999              1998
                                                 --------        --------              --------          --------
                                                      (unaudited)                            (unaudited)
North America
United States
 Cars                                              376             377                 1,228             1,136
 Trucks                                            596             545                 2,015             1,770
                                                 -----           -----                 -----             -----
  Total United States                              972             922                 3,243             2,906

Canada                                              50              51                   188               193
Mexico                                              28              20                    76                75
                                                 -----           -----                 -----             -----

  Total North America                            1,050             993                 3,507             3,174

Europe
Britain                                            134             105                   396               396
Germany                                             72              78                   273               301
Italy                                               39              31                   149               149
Spain                                               38              27                   135               109
France                                              37              35                   129               117
Other countries                                    100              71                   353               282
                                                 -----           -----                 -----             -----

  Total Europe                                     420             347                 1,435             1,354

Other international
Brazil                                              35              50                    90               144
Australia                                           32              34                    96                98
Taiwan                                              13              17                    45                65
Argentina                                           16              22                    44                81
Japan                                                8               6                    25                20
Other countries                                     25              20                    60                73
                                                 -----           -----                 -----             -----

  Total other international                        129             149                   360               481
                                                 -----           -----                 -----             -----

Total worldwide vehicle unit sales               1,599           1,489                 5,302             5,009
                                                 -----           -----                 -----             -----
                                                 -----           -----                 -----             -----



Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior period restated to correct reported unit sales.

                                                  Ford Motor Company and Subsidiaries

                                                    CONSOLIDATED STATEMENT OF INCOME
                                                    --------------------------------

                                            For the Periods Ended September 30, 1999 and 1998
                                                              (in millions)

                                                                     Third Quarter                    Nine Months
                                                               --------------------------      --------------------------
                                                                 1999            1998             1999           1998
                                                               ----------     -----------      -----------     ----------
                                                                      (unaudited)                     (unaudited)
AUTOMOTIVE
Sales                                                          $31,338        $26,494          $99,192         $86,879

Costs and expenses (Note 2)
Costs of sales                                                  28,070         23,848           86,211          75,358
Selling, administrative and other expenses                       2,258          1,869            6,686           6,016
                                                               -------        -------          -------         -------
  Total costs and expenses                                      30,328         25,717           92,897          81,374

Operating income                                                 1,010            777            6,295           5,505

Interest income                                                    356            322            1,044             962
Interest expense                                                   390            198            1,029             605
                                                               -------        -------          -------         -------
  Net interest income                                              (34)           124               15             357
Equity in net income/(loss) of affiliated companies                 15             23               65              31
Net expense from transactions with
 Financial Services                                                (17)           (56)             (62)           (143)
                                                               -------        -------          -------         -------

Income before income taxes - Automotive                            974            868            6,313           5,750

FINANCIAL SERVICES
Revenues                                                         6,635          6,146           18,948          19,634

Costs and expenses
Interest expense                                                 1,988          1,830            5,701           6,025
Depreciation                                                     2,333          2,220            6,881           6,415
Operating and other expenses                                     1,206          1,114            3,304           3,783
Provision for credit and insurance losses                          383            393            1,146           1,461
                                                               -------        -------          -------         -------
  Total costs and expenses                                       5,910          5,557           17,032          17,684
Net revenue from transactions with Automotive                       17             56               62             143
Gain on spin-off of The Associates (Note 5)                          -              -                -          15,955
                                                               -------        -------          -------         -------

Income before income taxes - Financial Services                    742            645            1,978          18,048
                                                               -------        -------          -------         -------

TOTAL COMPANY
Income before income taxes                                       1,716          1,513            8,291          23,798
Provision for income taxes                                         569            482            2,772           2,646
                                                               -------        -------          -------         -------
Income before minority interests                                 1,147          1,031            5,519          21,152
Minority interests in net income of subsidiaries                    33             30               88             124
                                                               -------        -------          -------         -------
Net income                                                     $ 1,114        $ 1,001          $ 5,431         $21,028
                                                               -------        -------          -------         -------
                                                               -------        -------          -------         -------
Income attributable to Common and Class B Stock
 after preferred stock dividends                               $ 1,110        $   997          $ 5,420         $20,925

Average number of shares of Common and Class B
 Stock outstanding                                               1,209          1,212            1,210           1,211

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic Income (Note 6)                                          $  0.92        $  0.82          $  4.49         $ 17.29

Diluted Income (Note 6)                                        $  0.90        $  0.80          $  4.39         $ 16.90

Cash dividends                                                 $  0.46        $  0.42          $  1.38         $  1.26


The accompanying notes are part of the financial statements.

Prior period costs of sales and selling, administrative and other expenses were reclassified.


                                                   Ford Motor Company and Subsidiaries

                                                       CONSOLIDATED BALANCE SHEET
                                                       --------------------------
                                                              (in millions)

                                                                                           September 30,      December 31,
                                                                                                1999              1998
                                                                                           ---------------   ----------------
                                                                                            (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                   $  4,039          $  3,685
Marketable securities                                                                         21,664            20,120
                                                                                            --------          --------
   Total cash and marketable securities                                                       25,703            23,805

Receivables                                                                                    3,922             2,604
Inventories (Note 7)                                                                           7,218             5,656
Deferred income taxes                                                                          3,377             3,239
Other current assets                                                                           3,651             3,405
Current receivable from Financial Services                                                       910                 0
                                                                                            --------          --------
   Total current assets                                                                       44,781            38,709

Equity in net assets of affiliated companies                                                   2,514             2,401
Net property                                                                                  41,356            37,320
Deferred income taxes                                                                          3,682             3,175
Other assets                                                                                  12,538             7,139
                                                                                            --------          --------
   Total Automotive assets                                                                   104,871            88,744

Financial Services
Cash and cash equivalents                                                                      1,239             1,151
Investments in securities                                                                        733               968
Net receivables and lease investments                                                        141,139           132,567
Other assets                                                                                  17,723            13,227
Receivable from Automotive                                                                     1,985               888
                                                                                            --------          --------
   Total Financial Services assets                                                           162,819           148,801
                                                                                            --------          --------

   Total assets                                                                             $267,690          $237,545
                                                                                            --------          --------
                                                                                            --------          --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                              $ 13,656          $ 13,368
Other payables                                                                                 4,453             2,755
Accrued liabilities                                                                           20,546            16,925
Income taxes payable                                                                           1,590             1,404
Debt payable within one year                                                                   1,429             1,121
Current payable to Financial Services                                                              0                70
                                                                                            --------          --------
   Total current liabilities                                                                  41,674            35,643

Long-term debt                                                                                11,390             8,713
Other liabilities                                                                             33,509            30,133
Deferred income taxes                                                                          1,294               751
Payable to Financial Services                                                                  1,985               818
                                                                                            --------          --------
   Total Automotive liabilities                                                               89,852            76,058

Financial Services
Payables                                                                                       3,655             3,555
Debt                                                                                         131,973           122,324
Deferred income taxes                                                                          7,217             5,488
Other liabilities and deferred income                                                          6,487             6,034
Payable to Automotive                                                                            910                 0
                                                                                            --------          --------
   Total Financial Services liabilities                                                      150,242           137,401

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company (Note 8)                     675               677

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $177 million)                                                                                 *                 *
 Common Stock, par value $1.00 per share (1,151 million shares issued)                         1,151             1,151
 Class B Stock, par value $1.00 per share (71 million shares issued)                              71                71
Capital in excess of par value of stock                                                        5,017             5,283
Accumulated other comprehensive income                                                        (1,861)           (1,670)
ESOP loan and treasury stock                                                                    (865)           (1,085)
Earnings retained for use in business                                                         23,408            19,659
                                                                                            --------          --------
   Total stockholders' equity                                                                 26,921            23,409
                                                                                            --------          --------

   Total liabilities and stockholders' equity                                               $267,690          $237,545
                                                                                            --------          --------
                                                                                            --------          --------
- - - -
*Less than $1 million

The accompanying notes are part of the financial statements.


                                                   Ford Motor Company and Subsidiaries

                                             CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                             ----------------------------------------------

                                            For the Periods Ended September 30, 1999 and 1998
                                                              (in millions)


                                                                            Nine Months 1999              Nine Months 1998
                                                                       ---------------------------    --------------------------
                                                                                        Financial                     Financial
                                                                        Automotive      Services       Automotive     Services
                                                                       -------------   -----------    -------------  -----------
                                                                              (unaudited)                    (unaudited)

Cash and cash equivalents at January 1                                  $  3,685       $  1,151        $ 6,316       $  1,618

Cash flows from operating activities before securities trading            11,909          7,908         11,570         11,060
Net sales/(purchases) of trading securities                               (1,248)          (148)        (3,473)          (114)
                                                                        --------       --------        -------       --------
   Net cash flows from operating activities                               10,661          7,760          8,097         10,946

Cash flows from investing activities
 Capital expenditures                                                     (5,024)          (435)        (5,668)          (398)
 Purchase of leased assets                                                     -              -           (110)             -
 Acquisitions of receivables and lease investments                             -        (61,657)             -        (62,031)
 Collections of receivables and lease investments                              -         40,800              -         44,147
 Net acquisitions of daily rental vehicles                                     -         (2,025)             -         (1,854)
 Purchases of securities                                                  (1,681)          (759)          (341)        (1,838)
 Sales and maturities of securities                                        1,385            988            570          1,229
 Proceeds from sales of receivables and lease investments                      -          9,520              -          8,146
 Net investing activity with Financial Services                             (430)             -            187              -
 Cash paid for acquisitions (Note 4)                                      (6,342)             -              -              -
 Other                                                                       286             (4)           (80)          (768)
                                                                        --------       --------        -------       --------
   Net cash used in investing activities                                 (11,806)       (13,572)        (5,442)       (13,367)

Cash flows from financing activities
 Cash dividends                                                           (1,682)            (3)        (4,787)            (4)
 Issuance/(Purchases) of Common Stock                                       (265)             -            207              -
 Preferred stock - Series B repurchase, Series A redemption                    -              -           (420)             -
 Changes in short-term debt                                                   36         (2,210)           518         (1,063)
 Proceeds from issuance of other debt                                      3,128         26,925          2,279         19,245
 Principal payments on other debt                                           (192)       (18,796)        (1,273)       (14,745)
 Net financing activity with Automotive                                        -            430              -           (187)
 Spin-off of The Associates cash                                               -              -              -           (508)
 Other                                                                       340            (62)          (851)          (218)
                                                                        --------       --------        -------       --------
   Net cash (used in)/provided by financing activities                     1,365          6,284         (4,327)         2,520

Effect of exchange rate changes on cash                                      (53)          (197)           (49)            70
Net transactions with Automotive/Financial Services                          187           (187)           552           (552)
                                                                        --------       --------        -------       --------

   Net increase/(decrease) in cash and cash equivalents                      354             88         (1,169)          (383)
                                                                        --------       --------        -------       --------

Cash and cash equivalents at September 30                               $  4,039       $  1,239        $ 5,147       $  1,235
                                                                        --------       --------        -------       --------
                                                                        --------       --------        -------       --------


The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 1998. For purposes of Notes to Financial Statements, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods were reclassified to conform with present period presentation.

2.   Selected Automotive costs and expenses are summarized as follows
     (in millions):

                                              Third Quarter                       Nine Months
                                          ---------------------              ---------------------
                                            1999        1998                   1999        1998
                                          ---------    --------              ---------    --------
     Depreciation                          $874         $719                 $2,422       $2,078
     Amortization                           627          755                  1,789        2,093



     Dissolution of AutoEuropa Joint Venture - Effective January 1, 1999, our joint venture for the production of minivans with Volkswagen AG in Portugal (AutoEuropa) was dissolved resulting in a $255 million pre-tax gain ($165 million after-tax) in the first quarter of 1999.


3. Visteon Postretirement Adjustments - During the third quarter of 1999, actuarial valuations of postretirement health care and life insurance benefits for certain Visteon operations were completed by an external actuary. The valuations revealed that the operations' estimated liability for these benefits was under-accrued, beginning with the original recognition of these costs in 1992 when we adopted SFAS 106 "Employers' Accounting for Postretirement Benefits Other Then Pensions". We increased the affected operations' balance sheet liability to recognize the accrual shortfall. We reported the adjustment in total Automotive sector and reduced third quarter results by $125 million after-tax. Visteon reflected the adjustment in its results on a restated basis.

4.   Acquisitions

          Purchase of AB Volvo's Worldwide Passenger Car Business - On March 31, 1999, we purchased Volvo Car for approximately $6.45 billion. The acquisition price consisted of a cash payment of approximately $2 billion on March 31, 1999, a deferred payment obligation to AB Volvo of approximately $1.6 billion due March 31, 2001, and Volvo Car automotive net indebtedness of approximately $2.9 billion. Most automotive indebtedness was repaid on April 12, 1999. The purchase price payment and automotive debt repayments were funded from our cash reserves.

          The acquisition has been accounted for as a purchase. The assets purchased, liabilities assumed and the results of operations, since the date of acquisition, are included in our financial statements on a consolidated basis.

          The purchase price for Volvo Car has been allocated, on a preliminary basis, to the assets acquired and liabilities assumed based on the estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of net assets acquired is approximately $2.5 billion and is being amortized on a straight-line basis over 40 years. The purchase price allocation included a write-up of inventory to fair value; the sale of this inventory in the second quarter of 1999 resulted in a one-time increase in cost of sales of $146 million after-tax.

          Purchase of Kwik-Fit Holdings plc - During the third quarter of 1999, we completed the purchase of all the outstanding stock of Kwik-Fit
          Plc ("Kwik-Fit"). Kwik-Fit is Europe's largest independent vehicle maintenance and light repair chain, with over 1,600 service centers in the United Kingdom, Ireland, and continental Europe. The acquisition price was approximately $1.6 billion and consisted of cash payments of approximately $1.4 billion and loan notes to certain Kwik-Fit shareholders of approximately $0.2 billion, redeemable beginning on April 30, 2000 and on any subsequent interest payment dates. The purchase price payments were funded from our cash reserves.

          The acquisition has been accounted for as a purchase. The assets purchased, liabilities assumed and the results of operations, since the date of acquisition, are included in our financial statements on a consolidated basis.

          The purchase price for Kwik-Fit has been allocated, on a preliminary basis, to the assets acquired and liabilities assumed based on the estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the net assets acquired is approximately $1.5 billion and is being amortized on a straight-line basis over 30 years.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

4.   Acquisitions (continued)

          Purchase of Plastic Omnium - On June 30, 1999, we purchased (through Visteon) Plastic Omnium's automotive interior business for approximately $500 million. The automotive interior business of Plastic Omnium has 14 facilities in four countries in Europe: France, Spain, Italy and the UK. The purchase was funded from our cash reserves.

          The acquisition has been accounted for as a purchase. The assets purchased, liabilities assumed and the results of operations, since the date of acquisition, are included in our financial statements on a consolidated basis.

          The purchase price for Plastic Omnium has been allocated, on a preliminary basis, to the assets acquired and liabilities assumed based on estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of net assets acquired is approximately $300 million and is being amortized on a straight-line basis over 20 years.

     Assuming the acquisitions described above had taken place on January 1, 1999 and 1998, Ford (Automotive and Financial Services) pro forma revenue, net income, and earnings per share for the third quarter and nine months ended September 30, 1999 would not be materially affected. For the third quarter and nine months ended September 30, 1998, unaudited pro forma revenue would have been $35.9 billion and $116.6 billion, respectively. Net income and earnings per share for these periods would not be materially affected.

5. Spin-off of The Associates - On March 2, 1998, our Board of Directors approved the spin-off of Associates First Capital Corporation ("The Associates") by declaring a dividend on Ford's outstanding shares of Common and Class B Stock consisting of Ford's 80.7% interest (279.5 million shares) in The Associates. The Board of Directors also declared a dividend in cash on shares of Company stock held in U.S. employee savings plans equal to the market value of The Associates stock distributed per share of the Company's Common and Class B Stock. Both the spin-off dividend and the cash dividend were paid on April 7, 1998 to stockholders of record on March 12, 1998.

     Holders of Ford Common and Class B Stock on the record date received
     0.262085 shares of The Associates common stock for each share of Ford stock, and participants in U.S. employee savings plans on the record date received $22.12 in cash per share of Ford stock, based on the volume-weighted average price of The Associates stock of $84.3849 per share on April 7, 1998. The total value of the distribution (including the $3.2 billion cash dividend) was $26.8 billion or $22.12 per share of Ford stock.

     As a result of the spin-off of The Associates, Ford realized a gain of $15,955 million based on the fair value of The Associates as of the record date, March 12, 1998, in the first quarter of 1998. Ford received a ruling from the U.S. Internal Revenue Service that the distribution qualified as a tax-free transaction for U.S. federal income tax purposes.

     The Company's results in the first quarter of 1998 include Ford's share of The Associates earnings through the record date, March12 ($177 million, or $0.14 a share).

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS

                                   (unaudited)

6. Income Per Share of Common and Class B Stock - Basic income per share of Common and Class B Stock is calculated by dividing the income attributable to Common and Class B Stock by the average number of shares of Common and Class B Stock outstanding during the applicable period, adjusted for shares issuable under employee savings and compensation plans.

     The Company had Series A Preferred Stock convertible into Common Stock until January 9, 1998. Other obligations, such as stock options, are considered to be dilutive potential common stock. The calculation of diluted income per share of Common and Class B Stock takes into account the effect of dilutive potential common stock.

     Income per share of Common and Class B Stock was as follows (in millions, except per share amounts):


                                                         Third Quarter 1999         Third Quarter 1998
                                                       -----------------------    -----------------------
                                                         Income      Shares        Income       Shares
                                                       -----------  ----------    ----------   ----------
     Net income                                         $1,114       1,209        $ 1,001       1,212
     Preferred stock dividend requirements                  (4)          -             (4)          -
     Issuable and uncommitted ESOP shares                    -          (3)             -          (3)
                                                        ------       -----        -------       -----
     Basic income and shares                            $1,110       1,206        $   997       1,209

     Basic income per share                             $ 0.92                    $  0.82
     ----------------------

     Basic income and shares                            $1,110       1,206        $   997       1,209
     Net dilutive effect of options                          -          25              -          31
     Convertible preferred stock and other                  (1)          -              -           -
                                                        ------       -----        -------       -----
     Diluted income and shares                          $1,109       1,231        $   997       1,240

     Diluted income per share                           $ 0.90                    $  0.80
     ------------------------

                                                          Nine Months 1999           Nine Months 1998
                                                       -----------------------    -----------------------
                                                         Income      Shares        Income       Shares
                                                       -----------  ----------    ----------   ----------

     Net income                                         $5,431       1,210        $21,028       1,211
     Preferred stock dividend requirements                 (11)          -           (103)          -
     Issuable and uncommitted ESOP shares                    -          (4)             -          (1)
                                                        ------       -----         ------       -----
     Basic income and shares                            $5,420       1,206        $20,925       1,210

     Basic income per share                             $ 4.49                    $ 17.29

     Basic income and shares                            $5,420       1,206        $20,925       1,210
     Net dilutive effect of options                          -          29              -          28
     Convertible preferred stock and other                  (1)          -             (1)          -
                                                        ------       -----        -------       -----
     Diluted income and shares                          $5,419       1,235        $20,924       1,238

     Diluted income per share                           $ 4.39                    $ 16.90

7.   Automotive Inventories are summarized as follows (in millions):

                                                  September 30,    December 31,
                                                      1999             1998
                                                  ------------     ------------
     Raw materials, work in process and supplies     $2,989          $2,887
     Finished products                                4,229           2,769
                                                     ------          ------
        Total inventories                            $7,218          $5,656
                                                     ------          ------
                                                     ------          ------

     U.S. inventories                                $2,400          $1,832

8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

9. Comprehensive Income - Other comprehensive income includes foreign currency translation adjustments, minimum pension liability adjustments, and net unrealized gains and losses on investments in equity securities. Total comprehensive income is summarized as follows (in millions):

                                                  Third Quarter                       Nine Months
                                               -----------------------           ----------------------
                                                1999          1998                1999          1998
                                               ---------     ---------           ---------     --------
     Net income                                $1,114        $1,001              $5,431        $21,028
     Other comprehensive income                   312           281                (191)            13
                                               ------        ------              ------        -------
       Total comprehensive income              $1,426        $1,282              $5,240        $21,041
                                               ------        ------              ------        -------
                                               ------        ------              ------        -------

10.  Segment Information - Ford has identified four primary operating segments:
     Automotive, Visteon, Ford Credit and Hertz. Segment selection was based upon internal organizational structure, the way in which these operations are managed and their performance evaluated by management and our Board of Directors, the availability of separate financial results and materiality considerations. Segment detail is summarized as follows (in millions):

                           Automotive Sector          Financial Services Sector
                         -----------------------  -----------------------------------                Total        Total
 Third Quarter             Auto-                     Ford                   Other       Elims/        Auto       Fin Svcs
                           motive     Visteon       Credit      Hertz     Fin Svcs      Other        Sector       Sector
                         ----------- -----------  ----------- ----------------------- -----------  -----------  -----------
1999
----
Revenues
  External customer       $ 30,645     $   761     $  5,034    $ 1,339    $   258     $    (64)     $ 31,338     $  6,635
  Intersegment                 647       3,839           98          9         43       (4,636)            0            0
                          --------     -------     --------    -------    -------     --------      --------     --------
    Total Revenues        $ 31,292     $ 4,600     $  5,132    $ 1,348    $   301     $ (4,700)     $ 31,338     $  6,635
                          --------     -------     --------    -------    -------     --------      --------     --------
                          --------     -------     --------    -------    -------     --------      --------     --------
Net income                $    657     $   155     $    317    $   139    $    (6)    $   (148) b/  $    690     $    424

1998
----
Revenues
  External customer       $ 26,191     $   377     $  4,603    $ 1,220    $   316     $    (67)     $ 26,494     $  6,146
  Intersegment                 496       3,720           72          8         34       (4,330)            0            0
                          --------     -------     --------    -------    -------     --------      --------     --------
    Total Revenues        $ 26,687     $ 4,097     $  4,675    $ 1,228    $   350     $ (4,397)     $ 26,494     $  6,146
                          --------     -------     --------    -------    -------     --------      --------     --------
                          --------     -------     --------    -------    -------     --------      --------     --------
Net income                $    496     $   148     $    272    $   119    $   (13)    $    (21)     $    646     $    355

                           Automotive Sector          Financial Services Sector
                         -----------------------  -----------------------------------                Total         Total
 Nine Months               Auto-                     Ford                   Other       Elims/        Auto       Fin Svcs
                           motive     Visteon       Credit      Hertz     Fin Svcs      Other        Sector       Sector
                         ----------- -----------  ----------- ----------------------- -----------  -----------  -----------
1999
-----
Revenues
  External customer       $ 97,787     $ 1,627     $ 14,825    $ 3,528    $   594     $   (221)     $ 99,192     $ 18,948
  Intersegment               3,352      12,808          246         25        136      (16,567)            0            0
                          --------     -------     --------    -------    -------     --------      --------     --------
    Total Revenues        $101,139     $14,435     $ 15,071    $ 3,553    $   730     $(16,788)     $ 99,192     $ 18,948
                          --------     -------     --------    -------    -------     --------      --------     --------
                          --------     -------     --------    -------    -------     --------      --------     --------
Net income                $  3,749     $   640     $    952    $   276    $   (15)    $   (171) b/  $  4,272     $  1,159
Total assets              $ 97,554     $11,941     $147,877    $10,159    $12,264     $(12,105)     $104,871     $162,819

1998
----
Revenues
  External customer       $ 86,099     $ 1,046     $ 13,881    $ 3,158    $ 2,578     $   (249)     $ 86,879     $ 19,634
  Intersegment               2,983      12,154          204         23        138      (15,502)            0            0
                          --------     -------     --------    -------    -------     --------      --------     --------
    Total Revenues        $ 89,082     $13,200     $ 14,085    $ 3,181    $ 2,716     $(15,751)     $ 86,879     $ 19,634
                          --------     -------     --------    -------    -------     ---------     --------     --------
                          --------     -------     --------    -------    -------     ---------     --------     --------
Net income                $  3,352     $   574     $    850    $   229    $16,103   a/$    (80)     $  3,932     $ 17,096
Total assets              $ 82,472     $ 9,342     $126,623    $ 8,951    $ 9,634     $ (8,508)     $ 88,242     $140,272
_ _ _ _ _


a/ Includes $15,955 non-cash gain (not taxed) on spin-off of The Associates in the first quarter of 1998 (Note 5).

b/ Includes $125 million after-tax charge related to postretirement health care and life insurance adjustments at certain Visteon operations (Note 3).

"Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation, and Granite Management Corporation, and certain unusual transactions (footnoted). Also included is data for The Associates, which was spun-off from Ford in 1998.

"Eliminations/Other" data includes intersegment eliminations and minority interest calculations. Interest income for the operating segments in the Financial Services Sector is reported as "Revenue". Included in the Visteon segment's external customer revenues are sales to outside fabricators for inclusion in components sold to Ford's Automotive segment.

                                      FS-8